UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4767 Nexus Centre Drive
San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

During our August 18, 2010 conference call to discuss our recently signed Collaborative Research, Development, Commercialization and License Agreement with PepsiCo, Inc., we will provide revised financial guidance for the calendar and fiscal year ending December 31, 2010.  For the full year 2010, we now expect the following:

•                                          Total revenues of $27 million to $29 million

•                                          Total expenses of $42 million to $43 million, of which approximately $5 million is non-cash, stock-based compensation expense

•                                          Net loss of $14 million to $15 million

•                                          Basic and diluted net loss of $0.37 to $0.40 per share

•                                          Net cash provided by operating activities between $16 million and $18 million

•                                          Year end cash, cash equivalents and investments balance of $65 million to $67 million

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Forward Looking Statement

Statements contained in this Current Report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding our projected 2010 financial results and anticipated financial condition. Risks that contribute to the uncertain nature of the forward-looking statements include: the fact that Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; the unpredictable nature of research and development activities generally, including the possibility that development activities for new flavor ingredients may not demonstrate an acceptable safety profile; our ability to successfully complete the development and obtain regulatory approvals for novel flavor ingredients is inherently difficult to forecast, and therefore may not occur when expected or at all; we have only limited ability to influence the timing and scope of commercial launch of products containing Senomyx’s flavor ingredients by our collaborators and those activities by our collaborators may not meet our expectations; and the current economic environment may negatively impact Senomyx’s ability to establish new collaborations and to maintain existing product discovery and development collaborations on acceptable terms. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this Current Report speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/S/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and
Corporate Secretary

Date: August 18, 2010